EXHIBIT 99.1

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Alison Wertheim	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0475	Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER NET INCOME UP 16% YEAR-OVER-YEAR

Second quarter and first half revenues rise 10% and 16%, respectively

Client engagement remains solid in face of choppy environment; company’s investment for growth continues

SAN FRANCISCO, July 18, 2011 – The Charles Schwab Corporation announced today that its net income was $238 million for the second quarter of 2011, up from $205 million for the second quarter of 2010. For the six months ended June 30, 2011, the company’s net income was $481 million, which was 43% higher than the $337 million earned in the year-earlier period excluding certain charges relating to the Schwab YieldPlus Fund® and the company’s affinity credit card program.

	Three Months Ended —June 30,—		% Change	Six Months Ended —June 30,—		% Change
Financial Highlights	2011	2010		2011	2010
Net revenues (in millions)	$1,190	$1,080	10%	$2,397	$2,058	16%
Net income (in millions)	$238	$205	16%	$481	$211	128%
Diluted earnings per share	$.20	$.17	18%	$.40	$.18	122%
Pre-tax profit margin	32.4%	31.3%		32.5%	17.1%
Return on stockholders’ equity (annualized)	14%	14%		15%	8%

CEO Walt Bettinger commented, “Our valued clients are showing a resiliency in this environment that bodes well for the future. Although the economic recovery is progressing slower than hoped, clients remain solidly engaged with their investments, as cash holdings at Schwab have declined to pre-crisis levels. While trading activity is relatively soft, our diverse suite of investment products and services is propelling our ongoing growth, as clients increasingly opt to enroll in our advisory solutions. Client assets enrolled in Schwab retail advisory offerings increased to $113 billion at month-end June, up 20% year-over-year. Adding in assets under the guidance of an independent fee-based advisor brings total advised assets at quarter-end to $811 billion, up 17%. Overall, we ended June serving 8.1 million active brokerage accounts, 745,000 banking accounts and 1.44 million retirement plan participants. Despite a challenging environment, net new assets totaled $15.4 billion for the second quarter, up 10% from the second quarter of 2010 after adjusting for a large clearing outflow last year, and total client assets reached $1.66 trillion at quarter-end, up 22% from a year ago.”

“We are on the right course,” Mr. Bettinger added. “We continue to view this as exactly the right time to make long-term investments in our clients with new products and services that will serve them better and sustain our growth. Consistent with our ongoing efforts to help clients manage their finances when and how they choose, we now offer a broad array of mobile investing, banking and deposit capabilities as part of the integrated brokerage and banking services available to iPhone® and Android™ smartphone users. In addition, over 300,000 clients are already using Schwab’s online portfolio performance reporting capabilities, which were announced earlier this year. For independent advisors, we have enhanced our Business Consulting Services, and we are developing an integrated technology platform to be unveiled at our upcoming IMPACT® meeting this fall. Other initiatives underway include our recently announced global investing capabilities, a new online portal for prospective clients, new retirement income planning tools and content, an ETF education center, enhanced fixed income services, and, of course, our acquisition of optionsXpress®, which remains on track for a third quarter close. Importantly, our ability to make the trade-off decisions necessary to balance significant investment in our clients with current profitability helped us leverage 10% second quarter revenue growth into 16% earnings growth.”

CFO Joe Martinetto said, “We continue to operate with a high degree of financial stability and flexibility. With nearly $7 billion in stockholders’ equity and a healthy balance sheet that reflects our rigorous approach to credit risk and capital management, we can stay focused on serving the needs of our growing client base regardless of the operating environment. At the same time, our diversified revenue streams and expense discipline make it possible for the company to deliver solid revenue and earnings performance despite economic and market choppiness. The second quarter was marked by lower interest rates, volatile equity markets, and the beginning of a seasonal summer slowdown in client trading, yet our ongoing success with clients allowed us to stay on track with our financial expectations. Net interest revenue rose between the first and second quarters and asset management and administration fees were unchanged despite higher levels of money fund fee waivers, enabling the company to keep overall revenues nearly flat sequentially even as trading revenue declined by 15%. By sticking to our spending plan, we were able to deliver a pre-tax profit margin in excess of 32% for the second consecutive quarter. We’ve passed the mid-year mark about where we’d expect to be given the environment, and while we remain well positioned for significantly improved performance when rates increase, we are continuing our investment in clients to drive the future growth of the business.”

Business highlights for the second quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 36,000, down 10% year-over-year. Total accounts reached 5.7 million as of June 30, 2011, up 4% year-over-year.

•

Extended the company’s integrated mobile brokerage and banking capabilities to Android™ powered smartphone users and enabled both iPhone® mobile digital device and Android users to deposit checks remotely by taking a picture of a check with their smartphone camera.

Institutional Services

Advisor Services

•

Released a new Schwab Market Knowledge Tools® white paper that provides a preview of cost basis reporting changes for 2012 and strategies for advisors to manage and communicate with clients effectively.

•

Launched a new consultative program, “Managing Client Profitability,” designed to help advisors manage profitable and scalable businesses through effective client segmentation. The new program is part of Schwab’s Business Consulting Services, a comprehensive practice management offering for advisors. Through an intensive eight-week program, advisors are guided through developing, evaluating and preparing to implement customized segmentation strategies for their firms.

Other Institutional Services

•

Launched the Schwab Workplace Retirement iPhone Application for 401(k) plan participants, which provides access to 401(k) account information, including balances, year-to-date personal performance, and contribution rate.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $56.9 billion, up 14% year-over-year.

•	Outstanding mortgage and home equity loans = $8.8 billion, up 19% year-over-year.

•	First mortgage originations during the quarter = $647 million.

•	Delinquency, nonaccrual, and loss reserve ratios for Schwab Bank’s loan portfolio = 0.76%, 0.48% and 0.53%, respectively, at month-end June.

•	Schwab Bank High Yield Investor Checking® accounts = 563,000, with $9.9 billion in balances.

•	Client assets managed by Windhaven® totaled $6.6 billion; up 22% from the first quarter of 2011.

•	Total assets under management in Schwab ETFs™ = $4.4 billion. Total assets in Schwab Managed Portfolios-ETFs = $2.7 billion.

•

Added a fixed income annuity product from MetLife Investors USA Insurance Company to Schwab’s Single Premium Immediate Annuity offer, a fixed income annuity platform that provides choice and flexibility for people seeking ongoing sources of guaranteed income in retirement.

iPhone is a registered trademark of Apple Inc.

Android is a trademark of Google Inc.

Supporting schedules are either attached or located at: http://www.aboutschwab.com/media/xls/q2_2011_schedule.xls

Forward Looking Statements

This press release contains forward looking statements relating to the company’s development and launch of new products, services and capabilities, the acquisition of optionsXpress and financial performance. Achievement of these expectations is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ability to develop and launch new products, services and capabilities in a timely and successful manner; the timing and ability of the company and optionsXpress to satisfy the closing conditions in the merger agreement; general market conditions, including the level of interest rates, equity valuations and trading activity; the company’s ability to attract and retain clients and grow client assets/relationships; the impact of changes in market conditions on money market fund fee waivers, revenue, expenses and pre-tax margins; competitive pressures on rates and fees; the level of client assets, including cash balances; adverse developments in litigation or regulatory matters and the extent of any charges associated with legal matters; the unknown costs of complying with new regulations emerging from recent financial reform legislation; and other factors set forth in the company’s Form 10-Q for the period ending March 31, 2011.

About Charles Schwab

The Charles Schwab Corporation (NYSE: SCHW) is a leading provider of financial services, with more than 300 offices and 8.1 million client brokerage accounts, 1.44 million corporate retirement plan participants, 745,000 banking accounts, and $1.66 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through Schwab Advisor Services. Its banking subsidiary, Charles Schwab Bank (member FDIC and an Equal Housing Lender), provides banking and mortgage services and products. More information is available at www.schwab.com and www.aboutschwab.com.

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THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net Revenues
Asset management and administration fees	$502	$437	$1,004	$857

Interest revenue	496	428	977	819
Interest expense	(45)	(45)	(90)	(96)

Net interest revenue	451	383	887	723

Trading revenue	205	233	446	442
Other	35	36	74	67
Provision for loan losses	(1)	(1)	(5)	(15)
Net impairment losses on securities (1)	(2)	(8)	(9)	(16)

Total net revenues	1,190	1,080	2,397	2,058

Expenses Excluding Interest
Compensation and benefits	430	393	867	795
Professional services	92	84	184	164
Occupancy and equipment	73	68	144	136
Advertising and market development	51	43	111	105
Communications	54	53	110	105
Depreciation and amortization	33	36	68	73
Class action litigation and regulatory reserve	7	—	7	196
Other	64	65	126	133

Total expenses excluding interest	804	742	1,617	1,707

Income before taxes on income	386	338	780	351
Taxes on income	(148)	(133)	(299)	(140)

Net Income	$238	$205	$481	$211

Weighted-Average Common Shares Outstanding — Diluted	1,210	1,195	1,208	1,191

Earnings Per Share — Basic	$.20	$.17	$.40	$.18
Earnings Per Share — Diluted	$.20	$.17	$.40	$.18

(1)

Net impairment losses on securities include total other-than-temporary impairment losses of $11 and $13, net of $9 and $5 recognized in other comprehensive income, for the three months ended June 30, 2011 and 2010, respectively. Net impairment losses on securities include total other-than-temporary impairment losses of $11 and $41, net of $2 and $25 recognized in other comprehensive income, for the six months ended June 30, 2011 and 2010, respectively.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q2-11 % change		2011		2010
(In millions, except per share amounts and as noted)	vs. Q2-10	vs. Q1-11	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net Revenues
Asset management and administration fees	15%	—	$502	$502	$497	$468	$437
Net interest revenue	18%	3%	451	436	414	387	383
Trading revenue	(12%)	(15%)	205	241	206	182	233
Other	(3%)	(10%)	35	39	36	32	36
Provision for loan losses	—	(75%)	(1)	(4)	(9)	(3)	(1)
Net impairment losses on securities	(75%)	(71%)	(2)	(7)	(17)	(3)	(8)

Total net revenues	10%	(1%)	1,190	1,207	1,127	1,063	1,080

Expenses Excluding Interest
Compensation and benefits	9%	(2%)	430	437	397	381	393
Professional services	10%	—	92	92	92	85	84
Occupancy and equipment	7%	3%	73	71	70	66	68
Advertising and market development	19%	(15%)	51	60	57	34	43
Communications	2%	(4%)	54	56	53	49	53
Depreciation and amortization	(8%)	(6%)	33	35	38	35	36
Class action litigation and regulatory reserve (1)	N/M	N/M	7	—	124	—	—
Money market mutual fund charges (2)	—	—	—	—	—	132	—
Other (3)	(2%)	3%	64	62	67	82	65

Total expenses excluding interest	8%	(1%)	804	813	898	864	742

Income before taxes on income	14%	(2%)	386	394	229	199	338
Taxes on income	11%	(2%)	(148)	(151)	(110)	(75)	(133)

Net Income	16%	(2%)	$238	$243	$119	$124	$205

Basic earnings per share	18%	—	$.20	$.20	$.10	$.10	$.17
Diluted earnings per share	18%	—	$.20	$.20	$.10	$.10	$.17
Dividends declared per common share	—	—	$.06	$.06	$.06	$.06	$.06
Weighted-average common shares outstanding – diluted	1%	—	1,210	1,207	1,200	1,194	1,195

Performance Measures
Pre-tax profit margin			32.4%	32.6%	20.3%	18.7%	31.3%
Return on stockholders’ equity (annualized)			14%	15%	8%	8%	14%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	26%	3%	$23.8	$23.1	$22.7	$20.1	$18.9
Receivables from brokerage clients	17%	3%	$11.6	$11.3	$11.2	$9.8	$9.9
Loans to banking clients	22%	4%	$9.5	$9.1	$8.7	$8.2	$7.8
Total assets	19%	3%	$97.6	$94.9	$92.6	$87.3	$82.3
Deposits from banking clients	14%	2%	$52.3	$51.3	$50.6	$48.8	$45.9
Payables to brokerage clients	28%	6%	$33.9	$32.1	$30.9	$27.7	$26.4
Long-term debt (4)	54%	—	$2.0	$2.0	$2.0	$2.0	$1.3
Stockholders’ equity	14%	3%	$6.7	$6.5	$6.2	$6.0	$5.9

Other
Full-time equivalent employees (at quarter end, in thousands)	6%	1%	13.2	13.1	12.8	12.5	12.5
Annualized net revenues per average full-time equivalent employee (in thousands)	5%	(3%)	$361	$371	$355	$340	$343
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	76%	19%	$44	$37	$51	$27	$25

Clients’ Daily Average Trades (in thousands)
Revenue trades (5)	(13%)	(17%)	264.9	319.9	271.6	233.2	302.9
Asset-based trades (6)	(5%)	(11%)	43.6	48.8	39.3	36.8	46.1
Other trades (7)	1%	(15%)	88.6	103.8	84.6	82.6	87.6

Total	(9%)	(16%)	397.1	472.5	395.5	352.6	436.6

Average Revenue Per Revenue Trade (5)	1%	1%	$12.23	$12.12	$12.07	$12.32	$12.15

(1)	Includes a regulatory reserve relating to the Schwab YieldPlus Fund®.

(2)	Includes a charge of $132 million relating to losses recognized by Schwab money market mutual funds in the third quarter of 2010.

(3)	Includes charges of $21 million in the third quarter of 2010 relating to the termination of the Company’s Invest First® and WorldPoints(a) Visa(b) credit card program.

(4)	Includes $700 million of Senior Notes that mature in 2020, which were issued in the third quarter of 2010.

(5)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(6)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(7)	Includes all commission free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

N/M Not meaningful.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

(a)	WorldPoints is a registered trademark of FIA Card Services, N.A.; (b) Visa is a registered trademark of Visa International Service Association.

THE CHARLES SCHWAB CORPORATION

Net Interest Revenue Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2011			2010			2011			2010
	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate	Average Balance	Interest Revenue/ Expense	Average Yield/ Rate
Interest-earning assets:
Cash and cash equivalents	$5,318	$3	0.23%	$7,226	$5	0.28%	$5,137	$6	0.24%	$7,636	$10	0.26%
Cash and investments segregated	23,478	9	0.15%	19,007	14	0.30%	23,335	23	0.20%	18,924	25	0.27%
Broker-related receivables (1)	367	—	—	341	—	0.10%	370	—	0.06%	302	—	—
Receivables from brokerage clients	10,880	122	4.50%	8,917	111	4.99%	10,609	239	4.54%	8,501	211	5.01%
Other securities owned (1)	—	—	—	46	—	0.51%	—	—	—	148	—	0.45%
Securities available for sale (2)	26,105	110	1.69%	23,615	124	2.11%	25,563	216	1.70%	23,177	252	2.19%
Securities held to maturity	16,350	145	3.56%	9,168	86	3.76%	16,742	285	3.43%	7,795	145	3.75%
Loans to banking clients	9,366	77	3.30%	7,785	68	3.50%	9,188	152	3.34%	7,675	135	3.55%
Loans held for sale (1)	27	—	4.71%	51	1	5.00%	70	1	4.50%	68	2	4.91%

Total interest-earning assets	91,891	466	2.03%	76,156	409	2.15%	91,014	922	2.04%	74,226	780	2.12%

Other interest revenue		30			19			55			39

Total interest-earning assets	$91,891	$496	2.17%	$76,156	$428	2.25%	$91,014	$977	2.16%	$74,226	$819	2.22%

Funding sources:
Deposits from banking clients	$51,338	$16	0.13%	$43,076	$25	0.23%	$50,836	$33	0.13%	$41,651	$56	0.27%
Payables to brokerage clients (1)	28,086	—	0.01%	22,168	1	0.02%	27,573	1	0.01%	21,708	1	0.01%
Long-term debt	2,004	27	5.40%	1,309	19	5.82%	2,005	54	5.43%	1,375	39	5.72%

Total interest-bearing liabilities	81,428	43	0.21%	66,553	45	0.27%	80,414	88	0.22%	64,734	96	0.30%

Non-interest-bearing funding sources	10,463			9,603			10,600			9,492
Other interest expense		2			—			2			—

Total funding sources	$91,891	$45	0.20%	$76,156	$45	0.23%	$91,014	$90	0.20%	$74,226	$96	0.26%

Net interest revenue		$451	1.97%		$383	2.02%		$887	1.96%		$723	1.96%

(1)	Interest revenue or expense was less than $500,000 in the period or periods presented.

(2)	Amounts have been calculated based on amortized cost.

See Notes to Consolidated Statements of Income, Financial and Operating Highlights, and Net Interest Revenue Information.

Notes to Consolidated Statements of Income, Financial and Operating Highlights,

and Net Interest Revenue Information

(Unaudited)

The Company

The consolidated statements of income, financial and operating highlights, and net interest revenue information include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. Certain prior year amounts have been reclassified to conform to the 2011 presentation. The consolidated statements of income, financial and operating highlights, and net interest revenue information should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

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THE CHARLES SCHWAB CORPORATION

Asset Management and Administration Fees Information

(In millions)

(Unaudited)

	Three Months Ended June 30,						Six Months Ended June 30,
	2011			2010			2011			2010
	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee	Average Client Assets	Revenue	Average Fee
Schwab money market funds before fee waivers	$149,652	$208	0.56%	$158,927	215	0.54%	$151,027	$419	0.56%	$163,143	$439	0.54%
Fee waivers		(128)			(113)			(240)			(238)

Schwab money market funds	149,652	80	0.21%	158,927	102	0.26%	151,027	179	0.24%	163,143	201	0.25%
Equity and bond funds (1)	42,577	31	0.29%	34,997	27	0.31%	41,892	60	0.29%	34,574	55	0.32%
Mutual Fund OneSource ® (2)	224,022	182	0.33%	181,397	150	0.33%	219,994	356	0.33%	180,088	297	0.33%

Total mutual funds (3)	$416,251	293	0.28%	$375,321	279	0.30%	$412,913	595	0.29%	$377,805	553	0.30%

Advice solutions (3, 4)	$111,911	134	0.48%	$98,820	89	0.36%	$110,002	263	0.48%	$97,463	166	0.34%
Other (5)		75			69			146			138

Total asset management and administration fees		$502			$437			$1,004			$857

(1)	Includes Schwab ETFs.

(2)	Includes clearing services.

(3)

Advice solutions include seperately managed accounts, customized personal advice for tailored portfolios, and specialized planning and full-time portfolio management offered through the Company’s Schwab Private Client, Schwab Managed Portfolio and Managed Account Select programs. Advice solutions also includes Schwab Advisor Network, Schwab Advisor Source, and Windhaven. Average client assets for advice solutions may also include the asset balances contained in the three categories of mutual funds listed above.

(4)

Revenue includes temporary fee rebates of $23 million and $52 million in the second quarter and first half of 2010, respectively, relating to client assets that participated in advisory and managed account programs under a rebate program that ended in 2010.

(5)	Includes various asset based fees, such as trust fees, 401k record keeping fees, and other mutual fund service fees.

THE CHARLES SCHWAB CORPORATION

Reconciliation of Net Income Excluding Certain Charges to Reported Net Income

(In millions)

(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2011	2010	% Change	2011	2010	% Change
Net Income Excluding Certain Charges	$242	$205	18%	$485	$337	44%
Class action litigation and regulatory reserve (1)	7	—	N/M	7	196	N/M
Other expense (2)	—	—	—	—	9	N/M

Total charges	7	—	N/M	7	205	N/M
Tax effect	(3)	—	N/M	(3)	(79)	N/M
Total charges, net of tax	4	—	N/M	4	126	N/M

Reported Net Income	$238	$205	16%	$481	$211	128%

(1)	Relates to the Schwab YieldPlus Fund®.

(2)	Includes a charge of $9 million in the first quarter of 2010 relating to the termination of the Company’s Invest First® and WorldPoints Visa credit card program.

N/M	Not meaningful.

THE CHARLES SCHWAB CORPORATION

Growth in Client Assets and Accounts

(Unaudited)

	Q2-11 % Change		2011		2010
(In billions, at quarter end, except as noted)	vs. Q2-10	vs. Q1-11	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	19%	3%	$86.5	$83.7	$81.1	$77.9	$72.4
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	(3%)	—	152.0	152.2	154.5	152.4	156.2
Equity and bond funds	27%	1%	49.6	48.9	46.0	42.7	39.2

Total proprietary funds	3%	—	201.6	201.1	200.5	195.1	195.4

Mutual Fund Marketplace® (1)
Mutual Fund OneSource®	25%	1%	220.8	219.7	208.6	193.9	177.2
Mutual fund clearing services	49%	2%	43.7	42.8	42.1	37.5	29.3
Other third-party mutual funds	26%	2%	314.2	307.7	291.8	275.0	249.9

Total Mutual Fund Marketplace	27%	1%	578.7	570.2	542.5	506.4	456.4

Total mutual fund assets	20%	1%	780.3	771.3	743.0	701.5	651.8

Equity and other securities (1)	32%	(1%)	624.5	631.0	589.4	526.4	474.2
Fixed income securities	2%	2%	175.1	171.5	171.3	174.7	172.2
Margin loans outstanding	20%	3%	(10.9)	(10.6)	(10.3)	(9.2)	(9.1)

Total client assets	22%	1%	$1,655.5	$1,646.9	$1,574.5	$1,471.3	$1,361.5

Client assets by business
Investor Services	25%	—	$711.6	$714.8	$686.5	$644.6	$568.7
Advisor Services	17%	1%	697.8	688.6	654.9	609.9	596.7
Other Institutional Services	25%	1%	246.1	243.5	233.1	216.8	196.1

Total client assets by business	22%	1%	$1,655.5	$1,646.9	$1,574.5	$1,471.3	$1,361.5

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services (2)	54%	(65%)	$2.0	$5.7	$5.0	$2.3	$1.3
Advisor Services (2)	4%	(25%)	10.6	14.2	16.4	8.0	10.2
Other Institutional Services (3)	N/M	(10%)	2.8	3.1	4.8	4.3	(49.0)

Total net new assets	N/M	(33%)	15.4	23.0	26.2	14.6	(37.5)

Net market (losses) gains	N/M	(114%)	(6.8)	49.4	77.0	95.2	(92.1)

Net growth (decline)	N/M	(88%)	$8.6	$72.4	$103.2	$109.8	$(129.6)

New brokerage accounts (in thousands, for the quarter ended)	—	(8%)	205	224	225	168	206
Clients (in thousands)
Active Brokerage Accounts	3%	1%	8,140	8,072	7,998	7,919	7,883
Banking Accounts (4)	18%	4%	745	719	690	665	634
Corporate Retirement Plan Participants	(2%)	—	1,439	1,444	1,477	1,473	1,467

(1)	Excludes all proprietary money market, equity, and bond funds.

(2)	Includes inflows of $520 million in Investor Services and $1.5 billion in Advisor Services from the acquisition of Windhaven in the fourth quarter of 2010.

(3)

Includes outflows of $2.1 billion from a mutual fund clearing services client in the first quarter of 2011. Includes inflows of $1.2 billion from a mutual fund clearing services client in the fourth quarter of 2010. Includes net outflows of $51.5 billion in the second quarter of 2010 related to the planned deconversion of a mutual fund clearing services client.

(4)	Effective September 2010, the number of banking accounts excludes credit cards. Prior period amounts have been recast to reflect this change.

N/M Not meaningful.

The Charles Schwab Corporation Monthly Market Activity Report For June 2011

	2010 Jun	Jul	Aug	Sep	Oct	Nov	Dec	2011 Jan	Feb	Mar	Apr	May		% change
													June	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets (1)	(16.5)	6.2	4.2	4.2	6.8	8.0	11.4	6.4	7.8	8.8	(0.5)	9.4	6.5	(31%)	N/M
Net Market (Losses) Gains	(34.5)	53.7	(31.5)	73.0	32.3	(5.5)	50.2	13.5	33.2	2.7	35.0	(18.1)	(23.7)

Total Client Assets (at month end, in billions of dollars)	1,361.5	1,421.4	1,394.1	1,471.3	1,510.4	1,512.9	1,574.5	1,594.4	1,635.4	1,646.9	1,681.4	1,672.7	1,655.5	(1%)	22%

New Brokerage Accounts (in thousands)	58	53	59	56	60	66	99	74	68	82	83	61	61	—	5%

Clients (at month end, in thousands)
Active Brokerage Accounts	7,883	7,891	7,908	7,919	7,932	7,951	7,998	8,022	8,044	8,072	8,112	8,127	8,140	—	3%
Banking Accounts (2)	634	643	655	665	673	681	690	701	710	719	728	736	745	1%	18%
Corporate Retirement Plan Participants	1,467	1,468	1,467	1,473	1,468	1,463	1,477	1,455	1,438	1,444	1,436	1,436	1,439	—	(2%)

Clients’ Daily Average Trades (3) (in thousands)	364.4	365.3	346.7	346.0	371.7	413.9	401.1	511.8	478.0	433.7	435.0	395.9	363.8	(8%)	—

Market Indices (at month end)
Dow Jones Industrial Average	9,774	10,466	10,015	10,788	11,119	11,006	11,578	11,892	12,226	12,320	12,811	12,570	12,414	(1%)	27%
Nasdaq Composite	2,109	2,255	2,114	2,369	2,507	2,498	2,653	2,700	2,782	2,781	2,874	2,835	2,774	(2%)	32%
Standard & Poor’s 500	1,031	1,102	1,049	1,141	1,183	1,181	1,258	1,286	1,327	1,326	1,364	1,345	1,321	(2%)	28%

Daily Average Market Share Volume (in millions)
NYSE	1,378	1,151	1,003	1,007	1,041	1,039	926	1,080	1,025	1,039	894	951	1,021	7%	(26%)
Nasdaq	2,251	2,126	1,943	2,033	2,035	2,004	1,686	2,035	2,085	2,007	1,907	2,022	2,001	(1%)	(11%)

Total	3,629	3,277	2,946	3,040	3,076	3,043	2,612	3,115	3,110	3,046	2,801	2,973	3,022	2%	(17%)

Mutual Fund Net Buys (Sells) (4) (in millions of dollars)
Large Capitalization Stock	(322.5)	(254.5)	(773.9)	(467.6)	(166.9)	(244.7)	81.8	538.4	279.9	(98.7)	(521.7)	(652.9)	(656.5)
Small / Mid Capitalization Stock	(122.0)	(461.7)	(502.6)	(239.5)	(92.4)	63.4	388.6	522.9	317.0	(65.1)	56.8	(303.3)	(787.5)
International	107.2	63.9	40.1	423.0	577.6	507.0	379.6	592.1	39.3	380.4	192.6	107.1	(179.8)
Specialized	42.4	8.3	(24.4)	115.8	33.7	95.9	61.4	274.5	365.9	148.1	127.5	536.7	271.5
Hybrid	495.2	363.1	556.0	405.1	662.3	754.8	652.4	953.7	1,040.0	1,188.4	807.0	478.7	263.8
Taxable Bond	1,848.4	2,103.3	1,849.0	1,730.6	1,201.5	(112.4)	(1,331.7)	1,360.8	1,029.9	1,290.1	1,661.4	1,932.1	1,315.2
Tax-Free Bond	8.6	195.4	340.0	(39.8)	87.2	(573.0)	(925.4)	(551.8)	(272.8)	(167.9)	(195.4)	(16.5)	62.3
Money Market Funds	(4,139.0)	(1,007.5)	(1,028.2)	(1,889.2)	(206.8)	(302.3)	2,852.5	(666.7)	(359.6)	(1,292.1)	(3,285.7)	1,455.8	1,605.5

(1)

January 2011 includes outflows of $2.1 billion from a mutual fund clearing services client. November 2010 includes inflows of $2.0 billion from the acquisition of Windhaven. October 2010 includes inflows of $1.2 billion from a mutual fund clearing services client. June 2010 includes net outflows of $22.0 billion from the planned deconversion of a mutual fund clearing services client.

(2)

The number of banking accounts excludes credit cards, which totaled 169,000 when the Company ended the sponsorship of its affinity card program at month end September 2010. Prior period amounts have been recast to reflect this change.

(3)

Includes revenue trades from commissions or principal mark-ups, trades by clients in asset-based pricing relationships and all commission-free trades, including Schwab Mutual Fund OneSource® funds and ETFs, and other proprietary products.

(4)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.